Exhibit 99.2

CLASS 8 COMMON STOCK BALLOT

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THIS BALLOT.

REDBACK NETWORKS INC.,

Debtor.

300 HOLGER WAY

SAN JOSE, CA 95134

Tax ID No. 77-0438443

BALLOT FOR ACCEPTING OR REJECTING

PREPACKAGED PLAN OF REORGANIZATION OF REDBACK NETWORKS INC.

TO BE FILED UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

BALLOT FOR VOTING CLASS 8 COMMON STOCK

RELATED INTERESTS OF REDBACK NETWORKS INC. SHARES OF COMMON STOCK (CUSIP # 757209101)

If you are a beneficial owner of shares of common stock (the “Shares”) of Redback Networks Inc. (“Redback”), please use this Ballot to cast your vote to accept or reject the prepackaged plan of reorganization (the “Plan”) which is being proposed by Redback pursuant to Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The Plan is described in, and included as Exhibit D to, the Proxy/Prospectus/Disclosure Statement, dated __________ ________, 2003 (the “Prospectus”), which accompanies this Ballot. Your interests in respect of your shares of common stock have been classified as Class 8 interests under the Plan. Before you transmit such votes, please review the Prospectus carefully, including the voting procedures explained under the caption “The Prepackaged Plan of Reorganization—The Prepackaged Plan of Reorganization Solicitation.” If you are able to, and choose to, submit your votes by telephone or via the internet (as further described in this Ballot) your submission of such votes in such manner will be treated like the submission of a ballot for the purposes of such voting procedures described in the Prospectus.

A plan of reorganization can generally be confirmed by the Bankruptcy Court, and thereby made binding upon all claim and equity interest holders, if it is accepted by the holders of two-thirds in amount and more than one-half in number of claims who vote in each class of claims that is entitled to vote on the Plan, and by the holders of two-thirds in amount of equity security interests who vote in each class of equity interests that is entitled to vote on the Plan, and if it otherwise satisfies the requirements of Section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained from all classes entitled to vote, the Bankruptcy Court may nonetheless confirm the Plan pursuant to the “cram down” provisions of Section 1129(b) so long as (i) at least one class of claims has voted to accept the Plan, (ii) the Bankruptcy Court finds that the Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the class or classes rejecting it, and (iii) the Plan otherwise satisfies the requirements of Section 1129(b) of the Bankruptcy Code. Since certain junior classes of Redback’s equity interest holders, consisting of holders of “below market” stock options and warrants, will not be entitled to receive a distribution under the Plan, those junior classes of interests will be deemed to have rejected the Plan. Consequently, in order to approve the Plan Redback will be seeking to take advantage of the “cram down” provisions of Section 1129(b), at least with respect to those junior classes of interests. A description of the requirements of Section 1129(b) is included in the Prospectus under the caption “The Prepackaged Plan of Reorganization—Confirmation of the Prepackaged Plan of Reorganization Without Acceptance by All Classes of Impaired Claims and Interests.”

THE VOTING DEADLINE BY WHICH YOUR VOTE MUST BE RECEIVED IS 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 30, 2003, UNLESS EXTENDED BY REDBACK. IF YOUR VOTE OR A MASTER BALLOT REFLECTING YOUR VOTE IS NOT RECEIVED BY THE BALLOT AGENT ON OR BEFORE THE VOTING DEADLINE, YOUR VOTE WILL NOT BE COUNTED.

THIS BALLOT IS ONLY FOR USE IN CONNECTION WITH VOTING UPON THE ACCEPTANCE OR REJECTION OF THE PLAN AND MAY NOT BE USED TO VOTE ON THE RECAPITALIZATION PLAN PROPOSALS REFERENCED IN THE PROSPECTUS.

DO NOT RETURN ANY SECURITIES IN CONNECTION WITH YOUR VOTE ON THE PREPACKAGED PLAN OF REORGANIZATION. This Ballot is not a letter of transmittal and may not be used for any purpose other than to cast votes to accept or reject the Plan. Note: You may need to return securities in connection with the approval of the exchange offer also referenced in the Prospectus.

HOW TO VOTE

1.	COMPLETE ITEMS 1 AND 2.

2.	REVIEW ITEM 3 AND IF YOU DO NOT WISH TO GRANT THE RELEASES CONTAINED IN THE PLAN, CHECK THE BOX IN ITEM 3. DISTRIBUTIONS UNDER THE PREPACKAGED PLAN OF REORGANIZATION ARE UNAFFECTED BY YOUR DECISION TO GRANT OR NOT GRANT RELEASES.

3.	AS AN ALTERNATIVE TO SUBMITTING YOUR VOTES BY RETURNING THIS BALLOT YOU MAY VOTE ON THE PLAN OR MAKE YOUR ELECTION TO NOT GRANT RELEASES UNDER THE PLAN BY TELEPHONE OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS AT THE END OF THIS BALLOT.

4.	REVIEW THE CERTIFICATIONS CONTAINED IN ITEM 4 AND THE ADDITIONAL CERTIFICATIONS CONTAINED IN THE PROSPECTUS UNDER THE CAPTION “THE PREPACKAGED PLAN OF REORGANIZATION—THE PREPACKAGED PLAN OF REORGANIZATION SOLICITATION—CERTIFICATIONS.” BY RETURNING THIS BALLOT OR, IF YOU ARE ABLE AND CHOOSE TO SUBMIT YOUR VOTE BY TELEPHONE OR INTERNET, BY SUBMITTING YOUR VOTE, YOU WILL BE DEEMED TO MAKE SUCH CERTIFICATIONS. BY RETURNING THIS BALLOT OR, IF YOU ARE ABLE AND CHOOSE TO SUBMIT YOUR VOTE BY TELEPHONE OR INTERNET, BY SUBMITTING YOUR VOTE, YOU ARE CERTIFYING THAT THIS BALLOT OR VOTE SUBMITTED BY TELEPHONE OR INTERNET IS THE ONLY VOTE SUBMITTED WITH RESPECT TO THE SHARES DESCRIBED IN ITEM 1.

5.	SIGN AND DATE THE BALLOT.

6.	RETURN THE BALLOT IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE (if the enclosed envelope is addressed to your nominee, make sure your nominee receives your Ballot in time to incorporate the information into their Master Ballot and submit it before the Voting Deadline). If you hold the shares of record in your own name, rather than through a nominee, you may additionally submit your vote by telephone or via the internet in accordance with the instructions at the end of this Ballot. If you submit your vote by telephone or the internet you do not need to return your ballot. Please note that it is the last vote that is RECEIVED by the Ballot Agent prior to the Voting Deadline (whether submitted by ballot, telephone or via the internet) that will be the vote that will be counted.

7.	YOU MUST VOTE ALL YOUR SHARES EITHER TO ACCEPT OR TO REJECT THE PLAN AND MAY NOT SPLIT YOUR VOTE. IF YOU RETURN A BALLOT OR OTHERWISE VOTE BUT DO NOT INDICATE WHETHER YOU HAVE VOTED FOR OR AGAINST THE PLAN, OR IF YOU INDICATE THAT YOU ABSTAIN, OR IF YOU RETURN A BALLOT BUT FAIL TO SIGN IT, YOUR VOTE WILL NOT BE COUNTED.

Item 1.

Number of Shares Voted. The undersigned certifies that as of the voting record date, September 26, 2003 (the “Voting Record Date”), the undersigned was either the beneficial owner, or the authorized nominee of a beneficial owner, of the following aggregate number of Shares (insert amount on the line

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below). If you vote by telephone or by internet you will be asked to confirm the number of shares of Common Stock held by you and deemed to certify that were either the beneficial owner, or the authorized nominee of a beneficial owner, of such shares as of the Voting Record Date. If your Shares are held by a nominee on your behalf and you do not know the amount, please contact your nominee immediately.

____________ shares of Common Stock.

Item 2.	Vote. The beneficial owner of the Shares identified in Item 1 votes as follows (check one box only—if you do not check a box, or check both boxes, your vote will not be counted):

☐	to Accept the Plan.

☐	to Reject the Plan.

Item 3.	Opt-Out of Grant of Releases. Under the Plan, each holder of a claim or interest that votes in favor of the Plan and who has not elected to opt out of granting the releases provided for in the Plan covering present and former officers, directors, employees and others, will be deemed to have agreed to grant such releases. A description of the releases included in the Plan is contained in the Prospectus under the caption “The Prepackaged Plan of Reorganization—Releases.” If you wish to vote for the Plan, but do not wish to grant the releases included in the Plan-check the following box:

☐	I elect not to grant the releases.

Item 4.	Authorization. By returning this Ballot or submitting a vote by telephone or via the internet, you will be deemed to certify that (a) you have full power and authority to vote to accept or reject the Plan with respect to the Shares described in Item 1, or confirmed by you, (b) you are the beneficial owner of the Shares described in Item 1, or confirmed by you, and you were the beneficial owner on the Voting Record Date, (c) you have received a copy of the Prospectus (including the exhibits thereto) and understand that the solicitation of votes for the Plan is subject to all the terms and conditions set forth in the Prospectus. By returning this Ballot or submitting a vote by telephone or via the internet, you will be deemed to certify that you, as beneficial owner or authorized nominee, as applicable, shall be deemed to have made such further certifications as are set forth the Prospectus under the caption “The Prepackaged Plan of Reorganization—The Prepackaged Plan of Reorganization Solicitation—Certifications.”

Name:
(Print or Type)
Social Security or Federal Tax I.D. No.:
(Optional)
Signature:
By:
(If Appropriate)
Title:
(If Appropriate)
Street Address:
City, State, Zip Code:
Telephone Number:
Date Completed:

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No fees or commissions or other remuneration will be payable to any broker, dealer, or other nominee for you for soliciting or obtaining your vote on the Plan. Neither this Ballot, nor any vote submitted by telephone or internet, shall constitute or be deemed a proof of claim or proof of equity interest or an assertion of a claim or equity interest.

YOUR VOTE MUST BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE BALLOT AGENT, BY 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 30, 2003, OR SUCH LATER TIME IF THE VOTING DEADLINE IS EXTENDED BY REDBACK, OR YOUR VOTE WILL NOT BE COUNTED.

IF THE ENCLOSED ENVELOPE IS ADDRESSED TO YOUR NOMINEE, MAKE SURE YOUR NOMINEE RECEIVES YOUR BALLOT IN TIME TO SUBMIT YOUR VOTE WITH THEIR MASTER BALLOT BEFORE THE VOTING DEADLINE.

IF YOU HOLD YOUR SHARES OF RECORD IN YOUR OWN NAME, RATHER THAN THROUGH A NOMINEE, AND YOU DO NOT HAVE A PRE-ADDRESSED ENVELOPE, PLEASE EITHER

(1)    RETURN THE BALLOT AS FOLLOWS:

By Registered or Certified Mail:	By Hand or Overnight Delivery:	By Facsimile Transmission:
The Altman Group	The Altman Group	(201) 460-0050
P.O. Box 238	1275 Valley Brook Avenue
Lyndhurst, NJ 07071	Lyndhurst, NJ 07071	Note: If you transmit your ballot via facsimile, please also return the original as soon as possible.

OR

(2)    AS AN ALTERNATIVE TO RETURNING YOUR BALLOT YOU MAY SUBMIT YOUR VOTE ON THE PLAN AND YOUR ELECTION TO NOT GRANT RELEASES UNDER THE PLAN BY TELEPHONE OR VIA THE INTERNET AS FOLLOWS:

INTERNET	OR	TELEPHONE

https://www.proxyvotenow.com/RBAK		1-866-595-8766

• Go to the website listed above. • Have your Ballot ready. • Enter your Control Number located in the box below. • Follow the simple instructions on the website.		• Use any touch-tone telephone. • Have your Ballot ready. • Enter your Control Number located in the box below. • Follow the simple recorded instructions.

Your Control Number to Vote

by Internet or Telephone:

IF YOU HOLD YOUR SHARES THROUGH A NOMINEE YOUR NOMINEE MAY NOT OFFER THE ABILITY TO VOTE BY TELEPHONE OR VIA THE INTERNET. IF YOU WISH TO VOTE BY TELEPHONE OR VIA THE INTERNET AND HOLD THROUGH A NOMINEE YOU MUST CONTACT YOUR NOMINEE TO DETERMINE IF THEY PERMIT VOTING IN SUCH A MANNER AND FOLLOW ANY INSTRUCTION THAT THEY GIVE YOU TO VOTE IN SUCH A WAY.

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED A BALLOT OR ADDITIONAL COPIES OF THE PROSPECTUS OR OTHER ENCLOSED MATERIALS, PLEASE CALL THE BALLOT AGENT AT (800) 467-0671.